Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania—April 23, 2020

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $3,079,000 for the three months ended March 31, 2020, decreasing from the $3,190,000 recorded during the same three-month period of last year. The decrease was due to an increased provision for loan losses related to the current period of economic uncertainty. Earnings per share on a fully diluted basis were $0.49 in the first quarter of this year compared to $0.51 in the first quarter of 2019. The annualized return on average assets was 1.01% in the first quarter of 2020 and the annualized return on average equity was 8.79%, compared to 1.09% and 10.37%, respectively, in the first quarter of 2019.

Total assets were $1.242 billion as of March 31, 2020, an increase of $38.7 million compared to March 31, 2019. Total loans increased $64.4 million compared to March 31, 2019, total deposits increased $15.7 million compared to March 31, 2019, and stockholders’ equity increased $15.4 million compared to March 31, 2019.

Non-performing assets totaled $3.8 million or 0.31% of total assets at March 31, 2020 comprised of $2.7 million of non-performing loans and $1.1 million of foreclosed real estate owned, compared to non-performing assets of $2.9 million, or 0.24% of total assets as of March 31, 2019. The increase reflects the transfer of one loan relationship with an outstanding balance of $1.9 million as of March 31, 2020, to nonaccrual status. Net charge-offs for the three-month period ended March 31, 2020, were $121,000, compared to $553,000 of net charge-offs in the first quarter of last year. The allowance for loan losses totaled $9,088,000 as of March 31, 2020 compared to $8,349,000 as of March 31, 2019. As of March 31, 2020, the allowance for loan losses was 331% of nonperforming loans, compared to 761% as of March 31, 2019.

Net interest income (fully taxable equivalent, or fte) was $9,903,000 during the first quarter of 2020, which is $367,000 higher than the comparable three-month period of last year. A $69.7 million increase in average loans outstanding contributed to the increased interest income. The fte yield on interest-earning assets improved four basis points compared to the three months ended March 31, 2019, while the cost of funds increased one basis point. As a result, the annualized net interest margin (fte) improved to 3.48% from 3.43% in the quarter ended March 31, 2020 compared to the prior year period.

Other income totaled $1,654,000 in the first quarter of 2020 compared to $1,560,000 during the same period of last year. The increase is due primarily to a $32,000 increase in service charges and a $38,000 increase net gains on sales of securities. All other categories of other income increased $24,000, net.

Operating expenses totaled $7,059,000 in the first quarter and were $411,000 higher than the $6,648,000 recorded in the same period of last year. Salaries and benefits costs rose $128,000 while all other operating expenses increased $283,000, net.

Mr. Critelli stated, “Our first quarter results were on track for a solid start to the year prior to the impact from the Covid-19 pandemic. We have since focused our efforts on providing the products and services that will assist our customers through the crisis. In addition, we are providing the resources to allow our employees the ability to perform their functions in a safe work environment. We feel we have been successful on both fronts and remain committed to providing the financial resources that will help our customers emerge from the current situation financially sound. We are doing everything we can to keep current of developments during this period of rapid change, and encourage our customers to contact us for assistance. We look forward to serving our stockholders and customers during these trying times. ”

Norwood Financial Corp. is the parent company of Wayne Bank, which operates from fifteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operation and financial condition, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following reconciles net interest income to net interest income on a fully taxable-equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2020	2019
Net interest income	$9,665	$9,271
Tax equivalent basis adjustment using 21% marginal tax rate	238	265

Net interest income on a fully taxable equivalent basis	$9,903	$9,536

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data. The following reconciles average equity to average tangible equity:

(dollars in thousands)	Three months ended March 31,
	2020	2019
Average equity	$140,962	$124,746
Average goodwill and other intangibles	(11,552)	(11,650)

Average tangible equity	$129,410	$113,096

Contact:	William S. Lance Executive Vice President & Chief Financial Officer NORWOOD FINANCIAL CORP 570-253-8505 www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	March 31
	2020	2019
ASSETS
Cash and due from banks	$14,712	$13,583
Interest-bearing deposits with banks	23,706	6,291

Cash and cash equivalents	38,418	19,874
Securities available for sale	196,998	240,621
Loans receivable	928,565	864,198
Less: Allowance for loan losses	9,088	8,349

Net loans receivable	919,477	855,849
Regulatory stock, at cost	3,770	3,132
Bank premises and equipment, net	14,071	14,165
Bank owned life insurance	38,971	38,134
Foreclosed real estate owned	1,077	1,792
Accrued interest receivable	3,669	4,089
Goodwill	11,331	11,331
Other intangible assets	212	307
Other assets	14,297	14,301

TOTAL ASSETS	$1,242,291	$1,203,595

LIABILITIES
Deposits:
Non-interest bearing demand	$213,359	$206,806
Interest-bearing	776,801	767,609

Total deposits	990,160	974,415
Short-term borrowings	40,656	37,824
Other borrowings	51,350	47,955
Accrued interest payable	2,895	2,457
Other liabilities	15,043	14,172

TOTAL LIABILITIES	1,100,104	1,076,823

STOCKHOLDERS' EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share,
authorized: 2020: 20,000,000 shares, 2019: 10,000,000 shares	634	630
issued: 2020: 6,342,568 shares, 2019: 6,301,263 shares
Surplus	49,644	48,559
Retained earnings	88,032	80,115
Treasury stock, at cost: 2020: 12,007 shares, 2019: 13,807 shares	(400)	(455)
Accumulated other comprehensive income (loss)	4,277	(2,077)

TOTAL STOCKHOLDERS' EQUITY	142,187	126,772

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,242,291	$1,203,595

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2020	2019
INTEREST INCOME
Loans receivable, including fees	$10,683	$9,970
Securities	1,179	1,441
Other	6	15

Total Interest income	11,868	11,426

INTEREST EXPENSE
Deposits	1,790	1,729
Short-term borrowings	111	123
Other borrowings	302	303

Total Interest expense	2,203	2,155

NET INTEREST INCOME	9,665	9,271
PROVISION FOR LOAN LOSSES	700	450

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,965	8,821

OTHER INCOME
Service charges and fees	1,063	1,031
Income from fiduciary activities	153	142
Net realized gains on sales of securities	38	—
Gains on sales of loans, net	56	42
Earnings and proceeds on life insurance policies	208	202
Other	136	143

Total other income	1,654	1,560

OTHER EXPENSES
Salaries and employee benefits	3,777	3,649
Occupancy, furniture and equipment	968	924
Data processing and related operations	437	448
Taxes, other than income	214	161
Professional fees	218	250
FDIC Insurance assessment	—	71
Foreclosed real estate	16	23
Amortization of intangibles	22	29
Other	1,407	1,093

Total other expenses	7,059	6,648

INCOME BEFORE TAX	3,560	3,733
INCOME TAX EXPENSE	481	543

NET INCOME	$3,079	$3,190

Basic earnings per share	$0.49	$0.51

Diluted earnings per share	$0.49	$0.51

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended March 31	2020	2019
Net interest income	$9,665	$9,271
Net income	3,079	3,190

Net interest spread (fully taxable equivalent)	3.23%	3.20%
Net interest margin (fully taxable equivalent)	3.48%	3.43%
Return on average assets	1.01%	1.09%
Return on average equity	8.79%	10.37%
Return on average tangible equity	9.57%	11.44%
Basic earnings per share	$0.49	$0.51
Diluted earnings per share	$0.49	$0.51

As of March 31

Total assets	$1,242,291	$1,203,595
Total loans receivable	928,565	864,198
Allowance for loan losses	9,088	8,349
Total deposits	990,160	974,415
Stockholders' equity	142,187	126,772
Trust assets under management	137,059	159,339

Book value per share	$22.52	$20.16
Tangible book value per share	$20.70	$18.31
Equity to total assets	11.45%	10.53%
Allowance to total loans receivable	0.98%	0.97%
Nonperforming loans to total loans	0.30%	0.13%
Nonperforming assets to total assets	0.31%	0.24%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31 2020	December 31 2019	September 30 2019	June 30 2019	March 31 2019
ASSETS
Cash and due from banks	$14,712	$15,038	$20,067	$14,207	$13,583
Interest-bearing deposits with banks	23,706	377	848	4,265	6,291

Cash and cash equivalents	38,418	15,415	20,915	18,472	19,874

Securities available for sale	196,998	210,205	211,199	238,083	240,621
Loans receivable	928,565	924,581	905,582	887,673	864,198
Less: Allowance for loan losses	9,088	8,509	8,405	8,228	8,349

Net loans receivable	919,477	916,072	897,177	879,445	855,849
Regulatory stock, at cost	3,770	4,844	3,137	3,155	3,132
Bank owned life insurance	38,971	38,763	38,562	38,340	38,134
Bank premises and equipment, net	14,071	14,228	13,927	13,880	14,165
Foreclosed real estate owned	1,077	1,556	1,572	1,677	1,792
Goodwill and other intangibles	11,543	11,566	11,588	11,611	11,638
Other assets	17,966	17,961	17,779	17,865	18,390

TOTAL ASSETS	$1,242,291	$1,230,610	$1,215,856	$1,222,528	$1,203,595

LIABILITIES
Deposits:
Non-interest bearing demand	$213,359	$207,299	$231,211	$221,764	$206,806
Interest-bearing deposits	776,801	750,230	743,222	759,460	767,609

Total deposits	990,160	957,529	974,433	981,224	974,415
Borrowings	92,006	118,694	88,684	92,118	85,779
Other liabilities	17,938	16,959	17,845	17,703	16,629

TOTAL LIABILITIES	1,100,104	1,093,182	1,080,962	1,091,045	1,076,823
STOCKHOLDERS' EQUITY	142,187	137,428	134,894	131,483	126,772

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,242,291	$1,230,610	$1,215,856	$1,222,528	$1,203,595

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	March 31 2020	December 31 2019	September 30 2019	June 30 2019	March 31 2019
INTEREST INCOME
Loans receivable, including fees	$10,683	$10,815	$10,776	$10,328	$9,970
Securities	1,179	1,159	1,278	1,435	1,441
Other	6	11	5	51	15

Total interest income	11,868	11,985	12,059	11,814	11,426

INTEREST EXPENSE
Deposits	1,790	1,784	1,787	1,839	1,729
Borrowings	413	368	381	363	426

Total interest expense	2,203	2,152	2,168	2,202	2,155

NET INTEREST INCOME	9,665	9,833	9,891	9,612	9,271
PROVISION FOR LOAN LOSSES	700	200	300	300	450

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,965	9,633	9,591	9,312	8,821

OTHER INCOME
Service charges and fees	1,063	1,168	1,200	1,052	1,031
Income from fiduciary activities	153	156	167	145	142
Net realized gains on sales of securities	38	21	169	64	—
Gains on sales of loans, net	56	44	15	67	42
Earnings and proceeds on life insurance policies	208	200	222	207	202
Other	136	107	109	106	143

Total other income	1,654	1,696	1,882	1,641	1,560

OTHER EXPENSES
Salaries and employee benefits	3,777	3,740	3,667	3,599	3,649
Occupancy, furniture and equipment, net	968	938	916	940	924
Foreclosed real estate	16	9	24	(10)	23
FDIC insurance assessment	—	3	(5)	84	71
Other	2,298	2,398	2,189	2,172	1,981

Total other expenses	7,059	7,088	6,791	6,785	6,648

INCOME BEFORE TAX	3,560	4,241	4,682	4,168	3,733
INCOME TAX EXPENSE	481	645	775	646	543

NET INCOME	$3,079	$3,596	$3,907	$3,522	$3,190

Basic earnings per share	$0.49	$0.57	$0.62	$0.56	$0.51

Diluted earnings per share	$0.49	$0.57	$0.62	$0.56	$0.51

Book Value per share	$22.52	$21.67	$21.41	$20.90	$20.16
Tangible Book Value per share	20.70	19.84	19.57	19.06	18.31

Return on average assets (annualized)	1.01%	1.18%	1.27%	1.16%	1.09%
Return on average equity (annualized)	8.79%	10.42%	11.56%	10.93%	10.37%
Return on average tangible equity (annualized)	9.57%	11.38%	12.66%	12.01%	11.44%

Net interest spread (fte)	3.23%	3.33%	3.35%	3.24%	3.20%
Net interest margin (fte)	3.48%	3.59%	3.60%	3.49%	3.43%

Allowance for loan losses to total loans	0.98%	0.92%	0.93%	0.93%	0.97%
Net charge-offs to average loans (annualized)	0.05%	0.04%	0.05%	0.19%	0.26%
Nonperforming loans to total loans	0.30%	0.09%	0.15%	0.15%	0.13%
Nonperforming assets to total assets	0.31%	0.19%	0.24%	0.25%	0.24%